SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

July 24, 2003

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, PO Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

Effective July 24, 2003,  C. James Bess resigned as a director of CSB Bancorp, Inc. (the “Company”) and its subsidiary bank, The Commercial and Savings Bank of Millersburg (the “Bank”), and John J. Limbert was elected as a director.  Additionally, Mr. Bess resigned as the Chief Executive Officer of the Company and the Bank effective July 31, 2003, and Mr. Limbert was hired as the Chief Executive Officer, effective August 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: July 28, 2003	By: /s/ JOHN J. LIMBERT
John J. Limbert President